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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2008

General Moly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32986	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

1726 Cole Blvd., Suite 115, Lakewood, CO	80401
(Address of Principal Executive Offices)	(Zip Code)

(303) 928-8599
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On May 14, 2008, General Moly, Inc. (the "Company") entered into a Molybdenum Supply Agreement (the "Off-Take Agreement") with SeAH Besteel Corporation, a Korean corporation ("SeAH Besteel"). The Off-Take Agreement currently provides for the Company to supply to SeAH Besteel a minimum of 3.6 million pounds and a maximum of up to 4.4 million pounds of molybdenum per year for a period of five years, commencing when the Mount Hope Project begins commercial production at minimum specified levels. The Off-Take Agreement also provides for a per-pound molybdenum floor price and a variable discount to spot molybdenum prices above the floor price.

Item 8.01 Other Events

        On May 15, 2008, the Company issued a press release (the "Press Release") announcing that it had entered into the Off-Take Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)
Exhibits

99.1
Press Release of General Moly, Inc.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC. (Registrant)
Date: May 19, 2008	By:	/s/ DAVID A. CHAPUT David A. Chaput Chief Financial Officer

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURES